PINNACLE WEST CAPITAL CORPORATION
TO
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
As Trustee under Pinnacle West Capital Corporation’s Indenture dated as of December 1, 2000 (For Senior Securities)
Fourth Supplemental Indenture
Dated as of June 17, 2020
1.30% Senior Notes due 2025

This FOURTH SUPPLEMENTAL INDENTURE, dated as of June 17, 2020, is between Pinnacle West Capital Corporation, a corporation duly organized and existing under the laws of the State of Arizona (herein called the “Company”), having its principal office at 400 North Fifth Street, Phoenix, Arizona 85004, and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), a national banking association, as Trustee (herein called the “Trustee”) under the Indenture (For Senior Securities) dated as of December 1, 2000 between the Company and the Trustee (the “Indenture”).
RECITALS OF THE COMPANY
The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”), said Securities to be issued in one or more series as provided in the Indenture.
Section 901(5) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding to, changing or eliminating any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision.
Section 901(7) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of establishing the form or terms of Securities of any series.
Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 1.30% Senior Notes due 2025 (herein called the “Notes”), the forms and substance of such Notes and the terms, provisions, and conditions thereof to be set forth as provided in the Indenture and this Fourth Supplemental Indenture.
All things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company, and to make the Notes described herein, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.
NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of each of the Notes and the terms, provisions, and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as applicable, as follows:
ARTICLE 1

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 101.    Authentication and Delivery. There shall be and is hereby authorized a series of Securities designated the “1.30% Senior Notes due 2025” initially limited in aggregate principal amount to $500,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes. The Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on June 15, 2025, and the Notes shall be issued in the form of registered Securities without coupons.
The foregoing principal amount of the Notes may be increased from time to time as permitted by Section 301 of the Indenture. All Notes need not be issued at the same time and such series may be reopened at any time, without notice to, or the consent of, the then existing Holders, for issuance of additional Notes. Any such additional Notes will be equal in rank and have the same respective maturity, payment terms, redemption features, and other terms as the Notes initially issued, except for the issue date, public offering price, payment of interest accruing prior to the issue date, and first payment of interest following the issue date of the additional Notes, but the Company will not issue such additional Notes unless the additional Notes are fungible with the previously issued Notes for U.S. federal income tax purposes or are issued with a separate CUSIP number.
SECTION 102.    Global Security. The Notes shall be issued in certificated form, except that the Notes shall be issued initially as a Global Security to and registered in the name of Cede & Co., as nominee of The Depository Trust Company, as Depositary therefor. Any Notes to be issued or transferred to, or to be held by, Cede & Co. (or any successor thereof) for such purpose shall bear the depositary legend in substantially the form set forth at the top of the form of Note in Section 401 hereof (in lieu of that set forth in Section 204 of the Indenture), unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Each such Global Security may be exchanged in whole or in part for Notes registered, and any transfer of such Global Security in whole or in part may be registered, in the name(s) of Persons other than such Depositary or a nominee thereof only under the circumstances set forth in clause (2) of the last paragraph of Section 305 of the Indenture, or such other circumstances in addition to or in lieu of those set forth in clause (2) of the last paragraph of Section 305 of the Indenture as to which the Company shall agree, such agreement to be confirmed in writing to the Trustee. Upon the occurrence of any such event, the Notes will be issued in such names as the Depositary shall instruct the Trustee.
SECTION 103.    Place of Payment and Place for Registration of Transfers and Exchange. Principal of, and premium, if any, and interest on, the Notes will be payable, the transfer of Notes will be registrable and the Notes will be exchangeable for Notes bearing identical terms and provisions, at the office or agency of the Company in the Village of East Syracuse, The State of New York; provided, however, that payment of interest may be made at the option of the Company by wire transfer to any Holder or by deposit to the account of the Holder of any such Notes if such account is maintained with the Trustee, in each case according to the written instructions given by such Holder on or prior to the applicable record date to the Trustee, which written instructions shall remain in effect until revised by such Holder by an instrument in writing delivered to the Trustee.
SECTION 104.    Payment of Interest. The Notes will bear interest at the rate of 1.30% per annum from June 17, 2020 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment, payable on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on December 15, 2020, to the person in whose name such Note or any Predecessor Security is registered, at the close of business on June 1 and December 1, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date, and may be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of the Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully described in the Indenture.
The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Interest will accrue from June 17, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to, but not including, the relevant payment date. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. A “Business Day” shall mean any day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.
SECTION 105.    Redemption of the Notes. The Company may redeem all or any portion of the Notes, at its option, at any time or from time to time, upon notice as provided in the Indenture. The Redemption Price for any of the Notes to be redeemed on any Redemption Date prior to May 15, 2025 will be equal to the greater of the following amounts:
(a)    100% of the principal amount of the Notes being redeemed on the Redemption Date; or
(b)    the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that Redemption Date that would be due if such Notes matured on May 15, 2025 (not including any portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the Adjusted Treasury Rate plus 15 basis points as determined by a Reference Treasury Dealer appointed by the Company for such purpose;
plus, in each case, accrued and unpaid interest thereon to the Redemption Date. The Redemption Price for any of the Notes to be redeemed on any Redemption Date on or after May 15, 2025 will be equal to 100% of the principal amount of the Notes being redeemed on the Redemption Date plus accrued and unpaid interest thereon to the Redemption Date.
Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant record date in accordance with the terms of such Notes and the Indenture. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
For purposes of this Section 105, the following terms shall have the following meanings:
“Adjusted Treasury Rate” means, with respect to any applicable Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
“Comparable Treasury Issue” means the U.S. Treasury security selected by a Reference Treasury Dealer appointed by the Company for such purpose as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming for this purpose that such Notes matured on May 15, 2025) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (assuming for this purpose that such Notes matured on May 15, 2025).
“Comparable Treasury Price” means, with respect to any applicable Redemption Date, (A) if the Company obtains three or more Reference Treasury Dealer Quotations, the average of such Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (B) if the Company obtains two such Reference Treasury Dealer Quotations, the average of such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.
“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.
“Reference Treasury Dealer” means (A) J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and a Primary Treasury Dealer selected by PNC Capital Markets LLC; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any applicable Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date. The Company shall give the Trustee written notice of the Redemption Price, promptly after the calculation thereof.
The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon, the Company’s calculation of any Redemption Price.
No Notes of $2,000 principal amount or less can be redeemed in part.

Notwithstanding Section 1104 of the Indenture, any notice of redemption given pursuant to said Section with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.
SECTION 106.    Defeasance of the Notes. The Notes shall be defeasible pursuant to Section 1302 or 1303 of the Indenture.
SECTION 107.    Minimum Denominations. The Notes shall be issuable in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
ARTICLE 2

OTHER TERMS AND CONDITIONS OF THE NOTES
SECTION 201.    Notices, Etc., to Trustee and Company. Solely for purposes of the Notes, Section 105 of the Indenture shall be amended by adding the following paragraph at the end thereof:
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions or directions, subsequent to such transmission of written instructions or directions, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If such party elects to give the Trustee e-mail or facsimile instructions or directions (or instructions or directions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions or directions, the Trustee’s understanding of such instructions or directions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction. The party providing electronic instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions or directions and the risk of interception and misuse by third parties.
SECTION 202.    Waiver of Jury Trial, Submission to Jurisdiction and Tax Law Matters. Solely for purposes of the Notes, Article One of the Indenture shall be amended by adding the following Sections:
SECTION 114.    Waiver of Jury Trial.
Each of the Company, the Holders and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transaction contemplated hereby.
SECTION 115.    Submission to Jurisdiction.
The Company hereby (a) irrevocably submits, to the fullest extent permitted by applicable law, to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Notes and (b) irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.
SECTION 116.    Tax Law Matters.
In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Company agrees (a) to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax-related obligations under Applicable Tax Law, (b) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Tax Law for which the Trustee shall not have any liability and (c) to hold harmless the Trustee for any losses the Trustee may suffer due to the actions it takes to comply with such Applicable Tax Law unless such actions taken by the Trustee were negligent or of its own willful misconduct. The terms of this Section 116 shall survive the termination of this Indenture.
SECTION 203.    Certain Rights of Trustee. Solely for purposes of the Notes, Section 603 of the Indenture shall be amended by deleting “and” at the end of clause (6) thereof, by replacing the period at the end of clause (7) thereof with “; and”, and by adding the following clause (8) thereto:
(8)    the Trustee shall not be deemed to have notice of any default or Event of Default unless written notice of any event that is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture. The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture. The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder. Delivery of reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, or interruptions, losses or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 204.    Definitions. Solely for purposes of the Notes, Section 101 of the Indenture shall be amended by deleting the following definitions in their entirety and replacing such definitions with the following:
“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two of its Chief Executive Officer, its Chief Financial Officer, its General Counsel, its Treasurer, its Secretary, an Assistant Secretary of the Company or an Associate Secretary of the Company, and delivered to the Trustee.
“Officers’ Certificate” means a certificate signed by any two of the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, the Company’s General Counsel, the Company’s Treasurer, the Company’s Secretary, an Assistant Secretary of the Company or an Associate Secretary of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.
SECTION 205.    Reports by the Company. Solely for purposes of the Notes, Section 704 of the Indenture shall be amended by adding the following sentence at the end thereof:
Information, documents and reports filed with the Commission via the Commission’s EDGAR system (or any successor system thereto) will be deemed to be filed with the Trustee and transmitted to Holders as of the time of such filing via EDGAR (or such successor system) for purposes of this Section 704.

SECTION 206.    Supplemental Indentures With Consent of Holders. Solely for purposes of the Notes, Section 902 of the Indenture shall be amended by replacing “not less than 66-2/3%” in the first sentence thereof with “a majority”.
SECTION 207.    Maintenance of Properties. Solely for purposes of the Notes, Section 1006 of the Indenture shall be deleted in its entirety.
SECTION 208.    Payment of Taxes and Other Claims. Solely for purposes of the Notes, Section 1007 of the Indenture shall be deleted in its entirety.
SECTION 209.    Election to Redeem; Notice to Trustee. Solely for purposes of the Notes, Section 1102 of the Indenture shall be amended by replacing “60 days” with “15 days”.
SECTION 210.    Notice of Redemption. Solely for purposes of the Notes, Section 1104 of the Indenture shall be amended by replacing “30” with “10”.
SECTION 211.    Authentication of the Notes. Solely for purposes of the Notes, Section 303 of the Indenture shall be amended by adding “or electronic” after “manual” in the first, second, and last paragraphs thereof.
ARTICLE 3
LIMITATION ON LIENS
SECTION 301.    Limitation on Liens. So long as any of the Notes are Outstanding, the Company shall not, directly or indirectly (including through a Subsidiary), create, incur, assume or permit to exist any lien, pledge or security interest on any of the capital stock of Arizona Public Service Company, an Arizona corporation. For purposes of this Section 301, the reference to “corporation” in the definition of “Subsidiary” in Section 101 of the Indenture shall be amended to “corporation or any other entity”.
ARTICLE 4
FORM OF NOTES
SECTION 401.    Form of Notes. The Notes and the Trustee’s certificate of authentication thereon shall be substantially in the following forms:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO PINNACLE WEST CAPITAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS

MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
PINNACLE WEST CAPITAL CORPORATION
1.30% Senior Note due 2025
No. 1    $500,000,000
CUSIP No. 723484 AH4

Pinnacle West Capital Corporation, a corporation duly organized and existing under the laws of the State of Arizona (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Five Hundred Million Dollars ($500,000,000) on June 15, 2025, and to pay interest thereon and on any overdue interest from June 17, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2020, at the rate of 1.30% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1, as the case may be, immediately preceding the Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose through the corporate trust office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by wire transfer to any Holder or by deposit to the account of the Holder of any such Securities if such account is maintained with the Trustee, in each case according to the written instructions given by such Holder on or prior to the applicable record date to the Trustee, which written instructions shall remain in effect until revised by such Holder by an instrument in writing delivered to the Trustee.
Reference is hereby made to the further provisions of this Security set forth following the Company’s signature hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to following the Company’s signature hereto by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
PINNACLE WEST CAPITAL CORPORATION

By
Attest:

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Senior Securities), dated as of December 1, 2000 (such instrument as originally executed and delivered and as supplemented or amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a description of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.
The Company may redeem all or any portion of the Securities of this series, at its option, at any time or from time to time, (A) prior to May 15, 2025, at a Redemption Price equal to the greater of (a) 100% of the principal amount of the Securities of this series being redeemed on the Redemption Date or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series being redeemed on that Redemption Date that would be due if the Securities of this series matured on May 15, 2025 (not including the portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the Adjusted Treasury Rate plus 15 basis points, as determined by a Reference

Treasury Dealer appointed by the Company for such purpose; and (B) on or after May 15, 2025, at a Redemption Price equal to 100% of the principal amount of the Securities of this series being redeemed on the Redemption Date; plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on Securities of this series that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant record date in accordance with the terms of the Securities of this series and the Indenture. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
If notice has been given as provided in the Indenture and funds for the redemption of any Securities of this series (or any portion thereof) called for redemption shall have been made available on the Redemption Date referred to in such notice, such Securities (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.
Notice of any optional redemption of Securities of this series (or any portion thereof) will be given to Holders at their addresses, as shown in the Security Register for such Securities, not more than 60 nor less than 10 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, (i) the Redemption Price or the manner of calculation of the Redemption Price and (ii) the principal amount of the Securities of this series held by such Holder to be redeemed if less than all of such Securities. If less than all of the Securities of this series are to be redeemed at the option of the Company, the Securities to be redeemed will be selected in accordance with the procedures of the Depositary.
As used herein:
“Adjusted Treasury Rate” means, with respect to any applicable Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
“Comparable Treasury Issue” means the U.S. Treasury security selected by a Reference Treasury Dealer appointed by the Company for such purpose as having a maturity comparable to the remaining term of this Security to be redeemed (assuming for this purpose that such Security matured on May 15, 2025) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Security (assuming for this purpose that such Security matured on May 15, 2025).
“Comparable Treasury Price” means, with respect to any applicable Redemption Date, (A) if the Company obtains three or more Reference Treasury Dealer Quotations, the average of such Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (B) if the Company obtains two such Reference Treasury Dealer Quotations, the average of such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.
“Reference Treasury Dealer” means (A) J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and a Primary Treasury Dealer selected by PNC Capital Markets LLC; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any applicable Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.
The Securities of this series will not be subject to any sinking fund.
In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security and certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
The Indenture contains provisions restricting the Company’s ability to create, incur, assume or permit to exist any lien, pledge or security interest on any of the capital stock of Arizona Public Service Company, an Arizona corporation.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee without the consent of such Holders in certain circumstances, or with the consent of the Holders of not less than 66-2/3% in principal amount of the affected Securities at the time Outstanding; provided, however, that, for purposes of the Securities of this series, such 66-2/3% threshold has been replaced with a majority threshold. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the affected Securities at the time Outstanding, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy under the Indenture, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
Form of Trustee’s Certificate of Authentication.
CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee
By
Authorized Officer
SECTION 402.    General Provisions. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Fourth Supplemental Indenture, and the Company, by its execution and delivery of this Fourth Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of the Notes conflicts with the express provisions of this Fourth Supplemental Indenture or the Indenture, the provisions of this Fourth Supplemental Indenture or the Indenture, as applicable, shall govern and be controlling.
ARTICLE 5
ORIGINAL ISSUE OF NOTES
SECTION 501.    Issuance of Notes. Subject to Section 101, Notes in the aggregate principal amount of $500,000,000 may, upon execution of this Fourth Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes, in accordance with a Company Order delivered to the Trustee by the Company, without any further action by the Company.

ARTICLE 6
PAYING AGENT AND REGISTRAR
SECTION 601.    Appointment of Paying Agent and Registrar. The Bank of New York Mellon Trust Company, N.A. will be the Paying Agent and Security Registrar for the Notes.
ARTICLE 7
SUNDRY PROVISIONS
SECTION 701.    Defined Terms. Except as otherwise expressly provided in this Fourth Supplemental Indenture or in the form of the Notes, or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of the Notes that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.
SECTION 702.    Ratification of Indenture. The Indenture, as heretofore supplemented and amended, and as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
SECTION 703.    About the Trustee. The Trustee hereby accepts the trusts herein declared, provided, created, supplemented or amended and agrees to perform the same upon the terms and conditions herein and in the Indenture, as heretofore supplemented and amended, set forth and upon the following terms and conditions:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article Six of the Indenture shall apply to and form a part of this Fourth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fourth Supplemental Indenture.
SECTION 704.    Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.
PINNACLE WEST CAPITAL CORPORATION

By:
Name: James R. Hatfield
Title: Executive Vice President, Chief Administrative Officer and Treasurer
Attest:

Name: Shirley Baum
Title: Associate Secretary
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name: Nathan Turner
Title: Vice President
STATE OF ARIZONA    )
    ) ss.:
COUNTY OF MARICOPA    )
On the ___ day of June, 2020, before me personally came James R. Hatfield, to me known, who, being by me duly sworn, did depose and say that he/she is the Executive Vice President, Chief Administrative Officer and Treasurer of Pinnacle West Capital Corporation, one of the corporations described in and which executed the foregoing instrument and that he/she signed his/her name thereto by authority of the Board of Directors of said corporation.

Notary Public
My Commission Expires

STATE OF FLORIDA    )
    ) ss.:
COUNTY OF DUVAL    )
On the _____ day of June 2020, before me personally came Nathan Turner, to me known, who, being by me duly sworn, did depose and say that she is the Vice President of The Bank of New York Mellon Trust Company, N.A., the Trustee, and which executed the foregoing instrument and that she signed her name thereto by authority of the Board of Directors of said company.

Joshua P. Kakareka
Notary Public
State of Florida
Comm# GG931852
Expires 11/13/2023